Exhibit 99.1

news release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director, Corporate Communications

616/365-1502

FOR IMMEDIATE RELEASE

Wednesday, July 13, 2011

Universal Announces Appointment of Matthew J. Missad to CEO

GRAND RAPIDS, Mich., July 13, 2011 – Universal Forest Products, Inc., today announced that Matthew J. Missad, former executive vice president and general counsel, has been appointed chief executive officer of the Company. The appointment was approved yesterday by the Company’s Board of Directors and is effective immediately. Missad succeeds Michael B. Glenn, who tendered his resignation in June 2011 for personal reasons.

“Matt has proven his leadership abilities, strategic acumen and business skills in innumerable ways in 26 years at Universal, and I think he’s the perfect person for the job,” said Chairman William G. Currie. “It is personally and professionally rewarding to me that a board of esteemed independent members selected a man I’ve worked with and mentored for decades, and someone in whom I have the highest confidence and respect. We considered a number of excellent candidates and many criteria, and the board unanimously decided that Matt is the person to lead Universal to new levels of success and opportunity.”

Added Dan Dutton, the Board’s lead independent director: “Matt will lead a distinguished team that includes President and COO Pat Webster and CFO Mike Cole, a powerful group that will take Universal solidly into the future. Matt’s qualifications are substantial, his experience with and involvement in the company’s growth have been critical and inspirational, and his desire and motivation to lead are indisputable. He is the right person to lead the Company with his team of distinguished industry professionals.”

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Universal Forest Products, Inc.

Missad started with the Company as a high school student working part time on its maintenance crew. His work at Universal allowed him to put himself through law school. He joined the Company full time in 1985 as manager of legal compliance and advanced through a number of successive positions. He was appointed executive vice president, general counsel and secretary of the board in 1996, holding those positions until his appointment to CEO. Missad is a cum laude graduate of Thomas M. Cooley Law School and a magna cum laude graduate of Hope College. He earned his CPA Certificate of Examination in 1984.

He becomes the fifth CEO in the Company’s 56-year-history, following William Grant Sr., Peter F. Secchia, William G. Currie and Michael B. Glenn.

“I am humbled and honored by the board’s decision and pledge to them, to our shareholders, our people and our customers to devote my best efforts to growing the profitability of Universal Forest Products,” Missad said. “Universal gave me my start and opened doors of opportunity for me, and I intend to create an exciting environment with similar opportunities for our hard-working employees, while giving back to the company and its stakeholders. I look forward to working with the best team in the industry on setting and achieving high goals.”

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging and components for various industries, and forming products for concrete construction. The Company's consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built construction market. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with operations throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

Please be aware that: Any statements included in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by, and information currently available to, the Company at the time such statements were made. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: adverse lumber market trends, competitive activity, negative economic trends, government regulations and weather. Certain of these risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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